                                                                   Exhibit 12.1
                         CABLEVISION SYSTEMS CORPORATION

    COMPUTATION OF DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

                                                         YEARS ENDED DECEMBER 31,
                                 -----------------------------------------------------------------------
                                     1998           1997           1996           1995           1994
                                     ----           ----           ----           ----           ----
EARNINGS:
  Income/(Loss) from
    continuing operations        $ (448,504)    $  (12,104)    $ (459,859)    $ (337,707)    $ (321,536)
                                 ----------     ----------     ----------     ----------     ----------

ADD:
  Fixed charges per (B)
    below                           458,230        381,202        278,437        322,054        269,627

  Amortization of previously
    capitalized interest                  -              -              -              -              -

DEDUCT:
  Interest capitalized
    during period                         -              -              -              -              -
                                 ----------     ----------     ----------     ----------     ----------

  Earnings for computation
    purposes (A)                 $    9,726     $  369,098     $ (181,422)    $  (15,653)    $  (51,909)
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Fixed Charges:
  Interest on indebtedness,
  expensed or capitalized,
  including amortization of
  debt expense                      426,402        368,700     $  268,177        313,850        263,299
                                 ----------     ----------     ----------     ----------     ----------

Portion of rents (D)
  representative of the
  interest factor                    31,828         12,502         10,260          8,204          6,328
                                 ----------     ----------     ----------     ----------     ----------

Fixed Charges for
  computation purposes (B)       $  458,230     $  381,202     $  278,437     $  322,054     $  269,627
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Deficiency of earnings
  available to cover fixed
  charges                        $ (448,504)    $  (12,104)    $ (459,859)    $ (337,707)    $ (321,536)
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

                                                                   Exhibit 12.1
                               CSC HOLDINGS, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
             DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES AND DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS

                                                         YEARS ENDED DECEMBER 31,
                                 -----------------------------------------------------------------------
                                     1998           1997           1996           1995           1994
                                     ----           ----           ----           ----           ----
EARNINGS:
  Income/(Loss) from
    continuing operations        $ (239,533)    $  136,663     $ (332,079)    $ (317,458)    $ (315,151)
                                 ----------     ----------     ----------     ----------     ----------

ADD:
  Fixed charges per (B)
    below                           422,897        381,202        278,437        322,054        269,627

  Amortization of previously
    capitalized interest                  -              -              -              -              -

DEDUCT:
  Interest capitalized
    during period                         -              -              -              -              -
                                 ----------     ----------     ----------     ----------     ----------

  Earnings for computation
    purposes (A)                 $  183,364     $  517,865     $  (53,642)    $    4,596     $  (45,524)
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Fixed Charges:
  Interest on indebtedness,
  expensed or capitalized,
  including amortization of
  debt expense                      393,008        368,700     $  268,177        313,850        263,299
                                 ----------     ----------     ----------     ----------     ----------

Portion of rents (D)
  representative of the
  interest factor                    29,889         12,502         10,260          8,204          6,328
                                 ----------     ----------     ----------     ----------     ----------

Fixed Charges for
  computation purposes (B)       $  422,897     $  381,202     $  278,437     $  322,054     $  269,627
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Ratio of earnings to fixed
  charges (A)/(B)                          -           1.36              -              -              -
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Deficiency or earnings
  available to cover fixed
  charges                        $ (239,533)             -    $ (332,079)    $ (317,458)    $ (315,151)
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Preferred Stock
  dividends                      $  161,872     $  148,767     $  127,780     $   20,249     $    6,385
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------

Deficiency of earnings
  available to cover fixed
  charges and preferred
  stock dividends                $ (401,405)    $  (12,104)    $ (459,859)    $ (337,707)    $ (321,536)
                                 ----------     ----------     ----------     ----------     ----------
                                 ----------     ----------     ----------     ----------     ----------
